UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement.

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

/ / Definitive Proxy Statement.

/ X /  Definitive Additional Materials.

/ / Soliciting Material Pursuant to § 240.14a-12.

PUTNAM FUNDS TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,

if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X / No fee required.

/ / Fee paid previously with preliminary materials.

/ / Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

November 4, 2026

IMPORTANT UPDATE: Vote Your Putnam Mortgage Opportunities Fund Shares Now

Special Shareholder Meeting Adjourned to December 3, 2026, 11:00 a.m. ET

Dear Valued Shareholder:

The special shareholder meeting for Putnam Mortgage Opportunities Fund has been adjourned to December 3, 2026, and your vote is needed now more than ever.

We Still Haven’t Received Your Vote

Acting now not only ensures your shares are represented but that further outreach from Broadridge Financial Solutions (BFS), the fund’s proxy agent, will stop.

Vote now using one of these four options, all noted on your enclosed proxy card:

•	Online: Visit the website.
•	Phone: Call the number and follow the automated prompts.
•	Mobile: Scan the QR code.
•	Mail: Complete, sign, and date then return in the envelope provided.

For more information about the proposal, refer to the proxy statement mailed in September or access it at www.proxyvote.com.

Questions? Contact BFS at (800) 914-4512. Proxy specialists are available Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann
President	Chair
The Putnam Funds	Board of Trustees
The Putnam Funds

Note: Your unique control number can be found on the enclosed proxy card in the box marked with an arrow.

This communication relates to the special meeting of shareholders of Putnam Mortgage Opportunities Fund. The Prospectus/Proxy Statement previously furnished to shareholders contains important information regarding the proposal to be considered at the meeting.

PMOF2026ADJ